Exhibit 10.1

SECOND AMENDMENT TO THE

ACCELERATE DIAGNOSTICS, INC.

2022 OMNIBUS EQUITY INCENTIVE PLAN

Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), established, and the shareholders approved, the Accelerate Diagnostics, Inc. 2022 Omnibus Equity Incentive Plan (the “Plan”) effective as of May 12, 2022. The Plan was subsequently amended by the First Amendment, effective as of April 14, 2023. By adoption of this instrument, the Company now desires to amend the Plan to (i) reflect the number of shares of stock reserved and available for grant under the Plan to reflect the 1-for-10 reverse stock split of the Company’s stock effective July 11, 2023, and (ii) increase the number of shares of stock reserved and available for grant pursuant to the Plan by 4,000,000.

1.             This Second Amendment shall be effective as of April 3, 2024, subject to approval by the Company’s shareholders at the Company’s 2024 Annual Meeting and shall be void in the absence of such approval.

2.             Section 4.1 of the Plan (Number of Shares Subject to Plan-Number of Shares) is hereby amended and restated in its entirety to read as follows:

4.1	NUMBER OF SHARES. Subject to adjustment as provided in Section 4.4, the total number of shares of Stock reserved and available for grant pursuant to the Plan is 6,150,000, plus the number of shares of Stock that remain available or, as described in Section 4.2 otherwise become available, for grant under the terms of the 2012 Plan and all Prior Plans following the Effective Date. As provided in Section 1.1, no Awards will be made pursuant to the 2012 Plan or any other Prior Plan on or after the Effective Date.

3.              This Second Amendment shall only amend the provisions of the Plan referred to above, and those provisions not amended hereby shall be considered in full force and effect, unless the context indicates otherwise.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed as of this 3rd day of April, 2024.

Dated: April 3, 2024

ACCELERATE DIAGNOSTICS, INC.

/s/ David Patience
David Patience, Chief Financial Officer